Exhibit 10.1

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

July 1, 2002	$2,600,000.00
Atlanta, Georgia

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, TRX, Inc. (“Borrower”) unconditionally promises to pay to WorldTravel Partners I, LLC (“WTP”) on November 16, 2006 (the “Due Date”) (unless and only to the extent that this Note shall have been sooner paid off or converted as herein provided), without setoff, at its offices at 1055 Lenox Park Boulevard, Suite 420, Atlanta, Georgia 30319, or at such other place as may be designated by WTP in writing, the principal amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00) together with interest computed daily on the outstanding principal balance hereunder, at an annualized interest rate equal to 7% (the “Note”).

1. Fees and Charges. Notwithstanding any other provision contained in this Note, WTP does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees-or charges that are in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of WTP.

2. Conversion.

2.1 Subject to the provisions of this Section, at the option of WTP, all of the outstanding principal amount plus any accrued and due but unpaid interest under this Note may be converted, in whole, at any time on or before the Maturity Date, into shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), at the Conversion Price, determined as provided below, provided, however, if prior to such conversion the Company shall issue any other class or series of capital stock (the “Senior Stock”), WTP, at its option, may elect to convert all of the outstanding principal amount plus any accrued and due but unpaid interest under this Note into shares of the Senior Stock on the terms and conditions as set forth herein.

2.2 Upon conversion of this Note, WTP shall be entitled to receive one share of Common Stock for each Eleven Dollars and 03/100 cents ($11.03) of principal and accrued and due but unpaid interest through the Conversion Date (“Conversion Price”). As payment of accrued and unpaid but not yet due interest, at the election of the Company WTP shall be entitled to receive either (a) a number of shares of Common Stock equal to such amount of interest divided by the Conversion Price, or (b) a cash amount equal to such amount of interest. No fractional shares of Common Stock shall be issued upon the conversion of this Note. Instead of a fraction of a share of Common Stock which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the same fractional interest of the Conversion Price. The Company shall pay all taxes and other charges in respect of the issuance of shares of Common Stock to WTP upon such conversion.

2.3 In the case that the Company shall, after the date hereof, issue or enter into an agreement to issue additional shares of Common Stock, or securities convertible into Common Stock (except for (i) shares of capital stock issued upon conversion of any shares of the Company’s preferred stock, (ii) shares of capital stock issued or issuable pursuant to options or purchase agreements, warrants, capital appreciation rights, calls, convertible shares, convertible debt securities or other rights to acquire the Company’s authorized and unissued capital stock which are outstanding on the date hereof, (iii) shares issued pursuant to options granted under the Company’s option plan after the date hereof so long as the exercise price of such options is greater than $5.51, (iv) shares of Common Stock issued pursuant to a subdivision of the Common Stock or stock dividend pursuant to which the number of shares for which this Note is convertible and the purchase price therefore are adjusted pursuant to Section 2.6 hereof, or (iv) shares of capital stock issued pursuant to the exchange, conversion or exercise of any securities convertible into Common Stock that have previously been incorporated into computations hereunder) at a purchase price per share for which Common Stock is issuable is less than the Conversion Price then in effect (the “Dilutive Purchase Price”), the Conversion Price then in effect shall become the Dilutive Purchase Price. Promptly after any adjustment in the Conversion Price pursuant to this Section 2.3, the Company shall give written notice to WTP of the Conversion Price following such adjustment, together with a schedule of computations of such adjustment and confirmation from the Company’s auditors of such adjustment.

2.4 In order to exercise the right of conversion pursuant to Section 2.1 above, WTP shall give written notice to the Company that WTP has elected to convert this Note. Following receipt of such conversion notice, WTP shall surrender this Note to the Company at its principal office. Upon receipt of the Note so surrendered by WTP, the Company shall issue and deliver to WTP the certificate or certificates or other document evidencing the shares of Common Stock issuable on such conversion. Such conversion shall be deemed to have been effected at the close of business on the date of surrender of the Note to the Company (the “Conversion Date”) and at such time all rights of WTP under this Note shall cease and WTP shall be deemed to have become a holder of record of the shares of Common Stock of the Company into which this Note was converted.

2.5 In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to WTP, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

2.6 Anti-Dilution Adjustments.

(a) If the Company shall at any time subdivide the outstanding shares of Common Stock or effect a forward stock split by issuing stock dividends, then the number of shares of Common Stock for which this Note is convertible immediately prior to that subdivision (the “Number of Note Shares”) shall be proportionately increased and the purchase price therefor proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, then the Number of Note Shares shall be proportionately decreased and the purchase price therefor proportionately increased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) If the Common Stock issuable on conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then WTP shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which WTP would have become entitled to receive but for such change, that number of shares of such other class or classes of stock which is equivalent to the number of shares of Common Stock that would have been subject to receipt by WTP on conversion of this Note immediately prior to that change.

(c) If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Note) or merger or consolidation of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person or association, then as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that WTP shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation or other person resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon conversion of this Note would have been entitled on such capital reorganization, merger, consolidation, or sale if this Note had been converted immediately prior to that reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of WTP after the reorganization, merger, consolidation, or sale to the end that the provisions of this Note (including adjustment of the Number of Note Shares then in effect) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

3. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder, then to interest due and payable, with the balance being applied to principal, or in such other order as WTP shall determine at its option. All outstanding principal and interest then due and not previously paid shall be paid in full in a single payment on the Due Date.

4. Waivers, Consents, and Covenants. Except as otherwise specifically provided in this Note, Borrower: (a) waives presentment, demand, notice of demand, notice of intent to accelerate, and notice of acceleration or maturity, protest, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the laws to Borrower, in connection with the delivery, acceptance, performance, default, or enforcement of this Note; (b) consents to any and all delays, extensions, renewals, or other modifications of this Note or waivers of any terms hereof or thereof, or release or discharge by WTP of Borrower, or the failure to act on the part of WTP, or any indulgence shown by WTP, from time to time, and in one or more instances (without notice to or further assent of Borrower), and agree that no such action, failure to act, or failure to exercise any right or remedy on the part of WTP shall in any way effect or impair the obligations of Borrower or be construed as a waiver by WTP of, or otherwise effect, any of WTP’s rights under this Note; and (c) agrees to pay, on demand, all costs and expenses of collection of this Note, including, without limitation, reasonable attorney’s fees, including fees related to any trial, mediation, arbitration, Bankruptcy, appeal, or other proceeding in an amount not to exceed fifteen percent (15%) of the principal amount of this Note.

5. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability, or indebtedness of Borrower to WTP, or to any affiliate of WTP, under this Note within ten (10) days of demand therefor (whether upon demand, at maturity, or by acceleration, but following the expiration of any application notice or cure period); provided, however, that no such demand shall be required in connection with the principal payment to be made by Borrower on the Due Date; (b) except as otherwise provided in item (a) above, the failure to pay or perform any other obligation, liability, or indebtedness of Borrower, whether to WTP or some other party, the security for which constitutes an encumbrance on this Note, within ten (10) days of demand therefor; (c) a proceeding being filed or commenced against Borrower for dissolution or liquidation (and if such proceeding is involuntarily filed, such proceeding remains undismissed for sixty (60) days), or Borrower voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (d) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator, or receiver for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under Bankruptcy (and if such petition for an involuntary Bankruptcy, such petition remains undismissed for sixty (60) days), insolvency, or debtor’s relief law or for any adjustment of indebtedness, composition, or extension by or against Borrower.

6. Remedies Upon Default. Whenever there is a default under this Note: (a) the entire balance outstanding and all other obligations of Borrower to WTP, however acquired, shall, at the option of WTP, become immediately due and payable; and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall, at the option of WTP, be increased at WTP’s discretion up to the maximum rate allowed by law, or if none, fifteen percent (15%) per annum (the “Default Rate”); and/or (c) to the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed five percent (5%) of any payment in default for more than fifteen (15) days. The provision herein for a Default Rate or a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Borrower a right to cure any default. At WTP’s option, to the extent permitted by law, any accrued and unpaid interest, fees, or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after, such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full.

7. Non-Waiver. The failure at any time of WTP to execute any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of WTP shall be cumulative and may be pursued singly, successively, or together, at the option of WTP. The acceptance by WTP of any partial payment shall not constitute a waiver of any default or any of WTP’s rights under this Note. No waiver of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by WTP unless the same shall be in writing, duly signed on behalf of WTP; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of WTP or the obligations of Borrower to WTP in any other respect at any other time.

8. Applicable Law. This Note is delivered in and shall be construed under the internal laws and judicial decisions of the State of Georgia and the laws of the United States as the same may be applicable.

9. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein.

10. Reservation of Rights. Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) limit the right of WTP to (a) exercise self-help remedies such as (but not limited to) setoff, or (b) obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver.

11. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower and WTP and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower hereunder can be assigned without prior written consent of WTP.

12. Entire Agreement. This Note represents the final agreement between the parties with regard to the transactions described herein and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.

13. Additional Agreement. Upon conversion of this Note, WTP agrees to execute and deliver to Borrower a Shareholders Agreement substantially in the form attached hereto as Exhibit A.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 1st day of July, 2002.

BORROWER:

TRX, INC.

By:	/s/ Timothy J. Severt

Its:	EVP of Administration

[SEAL]

Agreed and accepted to by:

WORLDTRAVEL PARTNERS, I, LLC

By:	/s/ W. Thomas Barham
	Name:	W. Thomas Barham
	Title:	CFO

EXHIBIT A

Shareholders Agreement

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This First Amendment to Convertible Promissory Note (the “First Amendment”) is made as of December 30, 2004, and is by and between TRX, Inc., a Georgia corporation (“Borrower”), and WorldTravel Partners I, LLC (“WTP”).

WHEREAS, Borrower has issued a Convertible Promissory Note (the “Note”) dated July 1, 2002 in the principal amount of Two Million Six Hundred Thousand Dollars ($2,600,000) to WTP; and

WHEREAS, the parties to this First Amendment have agreed to modify the Note on the terms and conditions set forth herein.

NOW, THEREFORE, In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The first paragraph of the Note, beginning, “FOR VALUE RECEIVED,” is hereby amended, in part, to delete the percentage “7%” at the end of such sentence and replace it with the following: “11%.”. In addition, a new sentence is hereby added to the end of such paragraph, as follows:

“In addition, if Holder agrees to extend the Maturity Date beyond November 30, 2006, the rate of interest will, beginning on December 1, 2006 and thereafter, increase to a per annum rate of 13%. As additional consideration for extending the Maturity Date, as set forth above, the Company shall pay an Extension Fee equivalent to the difference between the 11% and 13% interest rate that would have accrued in the Principal Amount of the Note for the actual number of days elapsed between December 30, 2004 and the original Maturity Date. For purposes of calculating the Extension Fee, the difference in accrued interest will be simple interest and will be payable in ready funds on the December 1, 2006.”

For purpose of clarity, the increase to the interest rate in the Note from 7% to 11 % reflected above is effective as of the date of this First Amendment, and not retroactively.

2.	Upon execution and delivery of this First Amendment by all parties to this First Amendment referenced on the signature pages, this First Amendment shall be effective as of the date set forth above.

3.	The parties hereto agree that all of the terms and provisions of the Note shall remain in full force and effect except as specifically amended by paragraph 1 of this First Amendment.

IN WITNESS WHEREOF, the undersigned has executed and delivered this First Amendment to Convertible Promissory Note as of the date and year first written above.

BORROWER:

TRX, INC.

/s/ Timothy J. Severt
By:	Timothy J. Severt
Its:	Secretary

[CORPORATE SEAL]

AGREED TO AND ACCEPTED BY:

WORLDTRAVEL PARTNERS I, LLC

/s/ W Thomas Barham
By:	W Thomas Barham
Its:	CFO